FUSION	Andrew Lewin
CONTACT:	212-972-2000
alewin@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

CONFERENCE
PRESS
CONTACT:	Julie Delgado
917-767-8188

FUSION CEO MATTHEW ROSEN TO SPEAK AT U.N. CONFERENCE ON ROLE THAT
VoIP CAN PLAY IN HELPING LATIN AMERICA MEET ECONOMIC CHALLENGES
Expert On Providing VoIP To Emerging Markets Will Discuss
Importance Of Bringing Full Array Of Services To Critical Region

NEW YORK, April 18, 2006 - Fusion Telecommunications International, Inc. (AMEX:FSN), a provider of advanced VoIP services, announced today that Matthew Rosen, its chief executive officer, will participate in a panel discussion on telecommunications and technology at the 2nd Annual US/Latin American Conference at the United Nations in New York on April 20th.

Fusion focuses on providing Voice over Internet Protocol (“VoIP”), Internet access, and other Internet services to, from, in and between emerging global markets. Under its efonica brand name, the company currently provides services to customers in over 45 countries.

“The opportunities in Latin America and other emerging markets are very significant for our VoIP services,” said Mr. Rosen. “The discussion is particularly timely, as we are on the cusp of launching our new suite of VoIP services in many of these markets. I am very honored to have been asked to speak at this conference since we know the challenges and rewards of the Latin America market first hand, and the impact that enhanced telecommunications and Internet services will have as the economies in the region continue to develop and expand,” said Mr. Rosen.

Mr. Rosen brings to the conference his understanding of designing diverse business models that meet market needs and provide world-class service against the background of widely varying cultural, technological and economic circumstances. In particular, his company has harnessed the power and adaptability of the Internet to provide affordable high-quality telecommunications services to consumers and businesses around the globe. He will address the prospects he sees for VoIP services and the future of telecommunications as a change agent and economic engine in the region.

“When we enter a market, we seek to partner with local entities designed to meet both the needs and limitations of the communities in which we operate,” said Mr. Rosen. “It is the insight we’ve gained from this activity that I hope to share with the attendees of the conference.”

Arthur Navarro, conference chairman stated, “We are very pleased that Matthew Rosen can participate in this important event and share his insights on telecommunications and technology advancements. This event will bring together Latin American business, government and community leaders and an array of other distinguished and dedicated leaders. Our nonpartisan conference will include a diverse and select group of business leaders, noteworthy academicians, and key U.S. Hispanic NGO representatives to identify immediate and pragmatic solutions to some of Latin America’s most pressing problems.”

About Fusion:

Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.